                                  CREDIT AGREEMENT

                                      BETWEEN

                          CHOICETEL COMMUNICATIONS, INC.,

                                    AS BORROWER,

                                        AND

                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                      AS BANK




                             CLOSING DATE: JUNE 30, 1998

                                 $3,800,000 TERM LOAN

                                  TABLE OF CONTENTS

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II AMOUNT AND TERMS OF THE LOAN. . . . . . . . . . . . . . . . . . . . . .  7

     Section 2.1 $3,800,000 Term Loan. . . . . . . . . . . . . . . . . . . . . . .  7
     Section 2.2  Interest on Notes. . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 2.3  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Section 2.4  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Section 2.5  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Section 2.6  Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 2.7  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 2.8  Computation of Interest and Fees . . . . . . . . . . . . . . . . 11

ARTICLE III CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . 11

     Section 3.1  Initial Conditions Precedent . . . . . . . . . . . . . . . . . . 11
     Section 3.2  Additional Conditions Precedent. . . . . . . . . . . . . . . . . 12

ARTICLE IV REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . 13

     Section 4.1  Corporate Existence and Power. . . . . . . . . . . . . . . . . . 13
     Section 4.2  Authorization of Borrowing; No Conflict as to Law or Agreements. 13
     Section 4.3  Legal Agreements . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 4.4  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 4.5  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . 14
     Section 4.6  Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 4.7  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 4.8  Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . 14
     Section 4.9  Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 4.10 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 4.11 Titles and Liens . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 4.12 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE V AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 15

     Section 5.1  Financial Statements . . . . . . . . . . . . . . . . . . . . . . 15
     Section 5.2  Books and Records; Inspection and Examination. . . . . . . . . . 17
     Section 5.3  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . 17
     Section 5.4  Payment of Taxes and Other Claims. . . . . . . . . . . . . . . . 18
     Section 5.5  Maintenance of Properties. . . . . . . . . . . . . . . . . . . . 18
     Section 5.6  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 5.7  Preservation of Corporate Existence. . . . . . . . . . . . . . . 18
     Section 5.8  Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 5.9  Senior Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . 18
     Section 5.10 Debt Service Coverage Ratio. . . . . . . . . . . . . . . . . . . 19

     Section 5.11 Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . . . . . 19
     Section 5.12 Operating Cash Flow. . . . . . . . . . . . . . . . . . . . . . . 19
     Section 5.13 Key Person Life Insurance. . . . . . . . . . . . . . . . . . . . 19

ARTICLE VI NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 19

     Section 6.1  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 6.2  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 6.3  Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 6.4  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 6.5  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Section 6.6  Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Section 6.7  Restrictions on Issuance and Sale of Subsidiary Stock. . . . . . 22
     Section 6.8  Transactions with Affiliates . . . . . . . . . . . . . . . . . . 23
     Section 6.9  Consolidation and Merger . . . . . . . . . . . . . . . . . . . . 23
     Section 6.10 Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 6.11 Subordinated Debt. . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 6.12 Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . 23
     Section 6.13 Restrictions on Nature of Business . . . . . . . . . . . . . . . 23

ARTICLE VII EVENTS OF DEFAULT, RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . 24

     Section 7.1  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 24
     Section 7.2  Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE VIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

     Section 8.1  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . 27
     Section 8.2  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 27
     Section 8.3  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Section 8.4  Participations . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 8.5  Disclosure of Information. . . . . . . . . . . . . . . . . . . . 28
     Section 8.6  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 8.7  Indemnification by Borrower. . . . . . . . . . . . . . . . . . . 28
     Section 8.8  Execution in Counterparts. . . . . . . . . . . . . . . . . . . . 28
     Section 8.9  Binding Effect, Assignment . . . . . . . . . . . . . . . . . . . 28
     Section 8.10 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 8.11 Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . 29
     Section 8.12 Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . 29
     Section 8.13 Severability of Provisions . . . . . . . . . . . . . . . . . . . 29
     Section 8.14 Prior Agreements . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 8.15 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29


                                   CREDIT AGREEMENT

                              Dated as of June 30, 1998

          ChoiceTel Communications, Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank"), agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

               (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          "Acquisition" means the Borrower's acquisition of substantially all of the assets of the Sellers related to the business conducted under the name "Jay Telephone Vending" pursuant to an Asset Purchase Agreement dated May 7, 1998 among the Sellers, the Borrower, Jay Ludwig and Jay Scott.

          "Advance" has the meaning set forth in Section 2.1.

          "Affiliate" means (a) any director or officer of the Borrower, (b) any Person who, individually or with his immediate family, beneficially owns or holds 5% or more of the voting interest of the Borrower, or (c) any corporation, partnership or other Person in which any Person or group of Persons described above directly or indirectly owns a 5% or greater equity interest.

          "Agreement" means this Credit Agreement.

           "Assignment of Deposit Accounts" means an Assignment of Deposit Accounts duly executed by the Borrower and in form and substance satisfactory to the Bank, assigning to the Bank all existing and future deposit accounts of the Borrower.

          "Base Rate" means the rate of interest publicly announced from time to time by the Bank as its "prime" or "base" rate or, if the Bank ceases to announce a rate so designated, any similar successor rate designated by the Bank.

          "Business Day" means a day other than a Saturday, Sunday, United States national holiday or other day on which banks in Minnesota are permitted or required by law to close.

          "Capital Expenditure" means any expenditure of money for the purchase or construction of fixed assets or for the purchase or construction of any other assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet.

          "CI" means ChoiceTel, Inc., a Minnesota corporation.

          "CI Security Agreement" means a security agreement of CI in favor of the Bank, granting the Bank a security interest in property generally described as all of CI's inventory, accounts, equipment and general intangibles.

           "Compliance Certificate" means a certificate in substantially the form of Exhibit B, or such other form as the Borrower and the Bank may from time to time agree upon in writing, executed by the chief financial officer of the Borrower, stating (i) that any financial statements delivered therewith have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in
     Section 4.5, subject to year-end adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

          "Debt" of any Person means (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined, excluding, however, accounts payable and accrued liabilities incurred in the ordinary course of that Person's business that are owed to sellers of goods or services to that Person and are in an amount not greater than the cost of such goods or services, (ii) indebtedness secured by any Lien on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, (iii) financial obligations of such Person under non-compete, consulting or similar agreements, and (iv) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under generally accepted accounting principles. Unless otherwise stated, Debt means Debt of the Borrower and its Subsidiaries.

          "Debt Service Coverage Ratio" means, at any month-end, the ratio of the Operating Cash Flow of the Borrower and its Subsidiaries during the period of 12 successive calendar months ending on that month-end to the Debt Service Requirements of the Borrower and its Subsidiaries as of that month-end, all determined on a consolidated basis.

          "Debt Service Requirements" means, at any month-end, the sum of all payments of principal and interest required to be paid by the Borrower or any Subsidiary during the immediately succeeding 12-month period on any Debt in accordance with the terms of the instruments evidencing such Debt. For purposes of determining Debt Service Requirements with respect to any Debt bearing interest at a floating rate, the floating rate shall be assumed to be fixed for the period in question at the floating rate in effect on the first day of such period.

          "Default" means an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

          "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1252 ET SEQ., the Clean Water Act, 33 U.S.C. Section 1321 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

          "Event of Default" has the meaning specified in Section 7.1.

          "Excess Cash Flow" means, with respect to any period, the Borrower's Operating Cash Flow during that period, less the sum of (A) all interest expensed by the Borrower during that period, (B) all payments of principal required to be made during that period by the Borrower with respect to any Debt, (C) all dividends actually paid by the Borrower during that period, and (D) all Capital Expenditures actually made by the Borrower during that period.

          "Financial Covenant" means any of the Borrower's obligations set forth in Section 5.9, 5.10, 5.11 or 5.12 of this Agreement

          "Fixed Charge Coverage Ratio" means, as of the end of any calendar month, the ratio of (i) the Borrower's Operating Cash Flow during the applicable period, as defined below, to (ii) the sum of interest expensed by the Borrower during that period, all payments of principal required to be made by the Borrower during that period with respect to any Debt, and all Capital Expenditures made by the Borrower during that period. As used in this definition, "applicable period" means (x) with respect to any month-end occurring before June 30, 1999, the period commencing on July 1, 1998 and ending on such month-end, and (y) with respect to any subsequent month-end, the period of 12 calendar months ending on such month-end.

          "Floating Rate" means an annual rate equal to the sum of the Base Rate and the applicable Margin, as determined in accordance with Section 2.2, which rate shall change when and as the Base Rate or the Margin changes.

          "Guarantors" means CI and the Individual Guarantors, collectively.

          "Guaranties" means one or more guaranty agreements of the Guarantors, acceptable to the Bank in form and substance, guarantying all present and future debt of the Borrower to the Bank, subject, in the case of the Individual Guarantors' Guaranties, to the limitations set forth therein.

          "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

          "Individual Guarantors" means Jeffrey R. Paletz, Melvin Graf and Jack
     S. Kohler.

          "Lien" means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

          "Life Insurance Assignments" means the Assignments of Life Insurance Policy as Collateral to be executed by the Borrower, in form and substance satisfactory to the Bank, granting the Bank a lien on the Life Insurance Policies to secure payment of the Note.

          "Life Insurance Policies" has the meaning set forth in Section 5.13.

          "Loan Documents" means this Agreement, the Note, the Security Agreement, the Assignment of Deposit Accounts and the Life Insurance Assignments.

          "Loan Year" means a twelve-month period, with the first such Loan Year commencing on the date hereof and ending on the day preceding the first anniversary hereof and with each subsequent Loan Year commencing on the corresponding subsequent anniversary of the date hereof.

          "Margin" means an amount determined pursuant to Section 2.2 that is added to other amounts to determine the interest rates applicable hereunder.

          "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), properties, or operations of the Borrower or any Subsidiary.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA.

          "Note" has the meaning specified in Section 2.1.

          "Operating Cash Flow" means, with respect to any period, the net after-tax income of the Borrower and its Subsidiaries during that period, PLUS the sum of any depreciation, amortization and interest expenses recognized by the Borrower and its Subsidiaries with respect to that period, any non-operating expenses recognized by the Borrower and its Subsidiaries with respect to that period, and any extraordinary or non-cash loss or expenses paid or incurred by the Borrower and its Subsidiaries during that period, LESS the sum of any extraordinary, non-operating or non-cash income claimed by the Borrower and its Subsidiaries during that period, all as determined on a consolidated basis in accordance with generally accepted accounting principles, together with such other adjustments (to reflect anticipated cost savings, regulatory changes or other matters) as the Borrower and the Bank may agree upon in writing. Unless otherwise stated, Operating Cash Flow as of any month-end means the Borrower's Operating Cash Flow during the period of 12 calendar months ending on that month-end.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary or ERISA Affiliate and covered by Title IV of ERISA.

          "Reportable Event" means (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) a withdrawal from any Plan, as described in Section 4063 of ERISA, (iii) an action to terminate a Plan for which a notice is required to be filed under Section 4041 of ERISA, (iv) any other event or condition that might constitute grounds for termination of, or the appointment of a trustee to administer, any Plan, or (v) a complete or partial withdrawal from a Multiemployer Plan as described in Sections 4203 and 4205 of ERISA.

          "Security Agreement" means a security agreement of the Borrower in favor of the Bank, granting the Bank a security interest in property generally described as all of the Borrower's inventory, accounts, equipment and general intangibles.

          "Sellers" means Edward Steven Corporation and Drake Telephone Co., each a Pennsylvania corporation.

          "Senior Debt" means all Debt of the Borrower or any Subsidiary, including but not limited to all Debt set forth in Schedule 6.2, other than Subordinated Debt.

          "Senior Leverage Ratio" means, at the end of any calendar month, the ratio of (A) the aggregate Senior Debt of the Borrower and its Subsidiaries as at the end of that month, to (B) the Operating Cash Flow of the Borrower and its Subsidiaries during the 12-month period ending on that month-end, all determined on a consolidated basis.

          "Subordinated Debt" means Debt of the Borrower or any Subsidiary which is subordinated in right of payment to all indebtedness of the Borrower to the Bank, on terms that have been approved in writing by the Bank and that have been noted by appropriate legend on all instruments evidencing the Subordinated Debt.

          "Subsidiary" means (i) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership of which 50% or more of the partnership interests therein are directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, and (iii) any limited liability company or other form of business organization the effective control of which is held by the Borrower, the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Termination Premium Percentage" means, with respect to the first three Loan Years, a percentage equal to the amount set forth below opposite that Loan Year:

          LOAN YEAR                          APPLICABLE PERCENTAGE
               1                                       3%



               2                                       2%
               3                                       1%

     The Termination Premium Percentage shall be 0% with respect to the fourth and each subsequent Loan Year.

          "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

                                      ARTICLE II
                            AMOUNT AND TERMS OF THE LOAN

          Section 2.1 $3,800,000 TERM LOAN. On the date hereof, the Bank shall make a single advance to the Borrower in the principal amount of $3,800,000 (the "Advance"). The Advance shall be evidenced by the Borrower's promissory note of even date herewith in substantially the form of Exhibit A hereto (the "Note"). The proceeds of the Advance shall be used by the Borrower to facilitate the Acquisition. The Note shall bear interest on the unpaid principal amount thereof from the date thereof until paid as set forth in Section 2.2.

          Section 2.2 INTEREST ON NOTE.

          (a) APPLICABLE RATE. The principal balance of the Note shall bear interest at the Floating Rate.

          (b) MARGINS. The Margin through and including the first adjustment occurring as specified below shall be one percent (1.00%). The Margin shall be adjusted each fiscal quarter of the Borrower on the basis of the Senior Leverage Ratio of the Borrower as at the end of the previous fiscal quarter, in accordance with the following table:

          Senior Leverage Ratio                             Margin
          ---------------------                             ------
          2.50 to 1 or more                                 1.00%
          1.50 to 1 or more, but less than 2.50 to 1        0.50%
          Less than 1.50 to 1                               0.00%


     Reductions and increases in the Margins will be made quarterly within five calendar days following receipt of the Borrower's financial statements and quarterly Compliance Certificates required under Section 5.1. Notwithstanding the foregoing, (i) if the Borrower fails to deliver any financial statements or Compliance Certificates when required under Section 5.1, the Bank may, by notice to the Borrower, increase the Basic Increment to the highest rates set forth above until such time as the Bank has received all such financial statements and Compliance Certificates, and
     (ii) no reduction in the Margin will be made if a Default or an Event of Default has occurred and is continuing at the time that such reduction would otherwise be made.

          (c) DEFAULT RATE. From and after the occurrence of any Default or Event of

     Default and continuing thereafter until such Default or Event of Default shall be remedied to the written satisfaction of the Bank, the outstanding principal balance of the Note shall bear interest, until paid in full, at an annual rate equal to the sum of (i) the interest rate otherwise in effect with respect to the Note, and (ii) 300 basis points (3.00%) (the "Default Rate"). Calculation of interest at the Default Rate shall not be deemed a waiver or excuse of any such Default or Event of Default.

          Section 2.3 PAYMENTS.

          (a) INTEREST. Interest accruing on the principal balance of the Note each month shall be due and payable on the last day of that month, commencing on the last day of the month hereof.

          (b) PRINCIPAL. The principal balance of the Note shall be due and payable in 60 consecutive monthly installments, due and payable on the last day of each month, commencing July 31, 1998. Each such installment other than the final installment shall be in an amount equal to the amount set forth below opposite the period in which such payment is due:

     INSTALLMENTS DUE DURING THE PERIOD           INSTALLMENT AMOUNT
     ----------------------------------           ------------------
     July 31, 1998 through July 30, 1999               $50,667
     July 31, 1999 through July 30, 2000               $56,209
     July 31, 2000 through July 30, 2001               $62,542
     July 31, 2001 through July 30, 2002               $69,667
     July 31, 2002 through June 29, 2003               $77,584

     The final installment due on June 30, 2003 shall be in an amount equal to the entire principal balance of the Note then unpaid.

          Section 2.4 COLLATERAL. Payment of the Note and all other amounts now or hereafter owing by the Borrower to the Bank shall be secured by the Liens granted under the Loan Documents, and may also now or hereafter be secured by one or more other Liens. Each such Lien shall be prior to all other Liens of any kind whatsoever, subject only to such exceptions as the Bank may expressly approve in writing.

          Section 2.5 FEES.

          (a) ORIGINATION FEE. Concurrent with the execution hereof, the Borrower shall pay the Bank an origination fee in the amount of $20,000, less the engagement fee previously paid by the Borrower to the Bank in the amount of $8,000.

          (b) TERMINATION FEE. Upon prepayment of the Note or acceleration of the maturity of the Note, the Borrower shall pay to the Bank a termination fee equal to the Termination Premium Percentage with respect to the Loan Year in which such prepayment or acceleration occurs, multiplied by the sum of the principal balance of the Note so prepaid or due upon acceleration, as the case may be. Notwithstanding the foregoing, no termination fee shall be payable (i) on account of prepayment of the Note in full if such prepayment is made solely from the proceeds of a refinancing by the Bank, (ii) on account of any mandatory prepayment under paragraph (i) or
     (ii) of Section 2.6(b), or (iii) on the first $100,000 in prepayments made (other than from prepayments described in clause (ii)) during any calendar year.

          (c) AUDIT FEES. The Borrower shall pay to the Bank, on written demand, reasonable fees charged by the Bank in connection with any audits or inspections by the Bank of any collateral or the operations or businesses of the Borrower, together with actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided, however, that, so long as no Default or Event of Default has occurred, the Borrower shall have no obligation to reimburse the Bank for more than $5,000 in such fees (excluding out-of-pocket costs and expenses) in any single 12-month period. All such audits and inspections shall be for the sole benefit of the Bank.

          Section 2.6 PREPAYMENTS.

          (a) VOLUNTARY PREPAYMENTS. Subject to the conditions set forth herein, the Borrower from time to time may voluntarily prepay the Note in whole or in part; provided that (i) any prepayment of the full amount of the Note shall include accrued interest thereon, (ii) each partial prepayment shall be in an aggregate amount equal to an integral multiple of $100,000, (iii) any prepayment of the Note shall be made only upon three Business Days' notice to the Bank, and (iv) any prepayment of the Note during the first three Loan Years shall be accompanied by payment of a termination fee as required under Section 2.5(b). All such prepayments shall be applied, first, to the principal installments of the Note in inverse order of their maturities, and second, to interest and fees with respect thereto.

          (b)  MANDATORY PREPAYMENTS.

          (i) EXCESS CASH FLOW. Not later than April 30, 1999, the Borrower shall remit to the Bank an amount equal to 50% of its Excess Cash Flow with respect to the period commencing on July 1, 1998 and ending on December 31, 1998. Not more than 120 days following the end of each fiscal year of the Borrower ending after December 31, 1998, the Borrower shall remit to the Bank an amount equal to 50% of its Excess Cash Flow with respect to that year. Notwithstanding the foregoing, no such remittance shall be required if the Borrower's Senior Leverage Ratio as of the last day of the applicable period is less than 2.00 to 1.

          (ii) NEW CAPITAL. Immediately upon the issuance of any debt by or equity interests in the Borrower, the Borrower shall remit to the Bank an amount equal to the proceeds of such debt instruments or equity interests. Nothing in this paragraph (ii) shall be deemed to authorize or constitute consent to the issuance of debt instruments or equity interests by the Borrower that otherwise would be prohibited or restricted under this Agreement or under any other Loan Document.

         (iii) SALE OF ASSETS. If the aggregate proceeds paid on account of sales of assets by the Borrower outside the ordinary course of the Borrower's business in any fiscal year of the Borrower exceed $50,000, the Borrower shall remit to the Bank an amount equal to such excess. Such remittance will be made immediately upon payment of the corresponding proceeds to the Borrower or its designee. Nothing in this paragraph (iii) shall be deemed to authorize or constitute consent to sales of assets by the Borrower that otherwise would be prohibited or restricted under this Agreement or under any other Loan Document.

          (iv) APPLICATION OF MANDATORY PREPAYMENTS. All amounts remitted to the Bank under this paragraph (b) shall be applied to the prepayment of the Note in such order as the Bank may determine.

          Section 2.7 PAYMENTS.

          (a) MAKING OF PAYMENTS. All payments of principal of and interest due under the Note shall be made to the Bank at its office in Minneapolis, Minnesota, not later than 12:00 Noon, Minneapolis, Minnesota, time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day. The Borrower hereby authorizes the Bank to charge the Borrower's demand deposit account maintained with the Bank for the amount of any such payment on its due date, all without receipt of any request for such charge or Advance, but the Bank's failure to so charge such account shall in no way affect the obligation of the Borrower to make any such payment.

          (b) SETOFF. The Borrower agrees that the Bank shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that if at any time any amount is due and owing by the Borrower under this Agreement to the Bank at a time when an Event of Default has occurred and is continuing hereunder, the Bank may apply any and all balances, credits, and deposits, accounts or moneys of the Borrower then or thereafter in the possession of the Bank (excluding, however, any trust or escrow accounts held by the Borrower for the benefit of any third party) to the payment thereof.

          (c) DUE DATE EXTENSION. If any payment of principal of or interest on the

     Note or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

          (d) APPLICATION OF PAYMENTS. Except as otherwise provided herein, so long as no Default or Event of Default has occurred and is continuing hereunder, each payment received from the Borrower shall be applied to such obligation as the Borrower shall specify by notice received by the Bank on or before the date of such payment, or in the absence of such notice, as the Bank shall determine in its discretion. Except as otherwise provided herein, after the occurrence of a Default or Event of Default, the Bank shall have the right to apply all payments received by the Bank from the Borrower as the Bank may determine in its discretion. The Borrower agrees that the amount shown on the books and records of the Bank as being the principal balance of and interest on the Note shall be conclusive absent demonstrable error.

          Section 2.8 COMPUTATION OF INTEREST AND FEES. Interest under the Note and the fees hereunder shall be computed on the basis of actual number of days elapsed in a year of 360 days.

                                     ARTICLE III
                                 CONDITIONS PRECEDENT

          Section 3.1 INITIAL CONDITIONS PRECEDENT. The obligation of the Bank to make the Advance is subject to the condition precedent that the Bank shall have received on or before the day of the Advance all of the following, each dated (unless otherwise indicated) as of the date hereof, in form and substance satisfactory to the Bank:

          (a)  The Note, properly executed on behalf of the Borrower.

          (b) The Security Agreement, properly executed on behalf of the Borrower.

          (c)  The CI Security Agreement, properly executed on behalf of CI.

          (d) A financing statement or statements sufficient when filed to perfect the security interests granted under the Security Agreement and the CI Security Agreement to the extent such security interests are capable of being perfected by filing.

          (e)  Current searches of appropriate filing offices showing that
     (i) no state or federal tax liens have been filed and remain in effect against the Borrower or any Subsidiary, and (ii) no financing statements have been filed and remain in effect against the Borrower or any Subsidiary except financing statements perfecting only Liens permitted under Section 6.1.

          (f) The Assignment of Deposit Accounts, duly executed by the Borrower, together with one or more acknowledgments in the form attached thereto, duly executed by the financial institutions at which the Borrower maintains its deposit accounts.

          (g) The Life Insurance Assignments, duly executed by the owners thereof, and the Life Insurance Policies, all in form and substance satisfactory to the Bank, together with such evidence as the Bank may request that the Life Insurance Policies are subject to no assignments or encumbrances other than the Life Insurance Assignments.

          (h)  The Guaranties, duly executed by the Guarantors.

          (i) A certificate of the secretary of the Borrower and each Subsidiary (i) certifying that the execution, delivery and performance of the Loan Documents and other documents contemplated hereunder to which such corporation is a party have been duly approved by all necessary action of the Board of Directors of the Borrower or such Subsidiary, as the case may be, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of the Borrower or such Subsidiary, as the case may be, together with such copies, and (iii) certifying the names of the officers of the Borrower and its Subsidiaries that are authorized to sign the Loan Documents and other documents contemplated hereunder. The Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (j) Certificates of good standing of the Borrower and its Subsidiaries, dated not more than ten days before such date.

          (k) A signed copy of an opinion of counsel for the Borrower, addressed to the Bank as to matters referred to in Sections 4.1, 4.2, 4.3 and 4.7, and as to such other matters as the Bank may reasonably request, with that opinion being acceptable to the Bank's counsel. In the case of
     Section 4.7, the opinion may be to the best knowledge of such counsel, and, in the case of Section 4.3, insofar as it relates to enforcement of remedies, it may be subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally from time to time, and to usual equity principles.

          (l) Such evidence as the Bank may reasonably require that the Acquisition has been fully consummated, including but not limited to copies of the related asset purchase agreement and bills of sale.

          (m) Such subordination agreements as the Bank may require to evidence that all of the Borrower's Debt, other than its indebtedness arising hereunder, has been subordinated to payment of the Borrower's indebtedness arising hereunder on terms satisfactory to the Bank, together with all original promissory notes or other documents evidencing such Debt.

          (n) Certificates of the insurance required under the Security Agreement, naming the Bank as lender's loss payee.

          Section 3.2 ADDITIONAL CONDITIONS PRECEDENT. The obligation of the Bank to make the Advance shall be subject to the further conditions precedent that on the date of the Advance:

          (a) the representations and warranties contained in Article IV are correct on and as of the date of the Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from the Advance, which constitutes a Default or an Event of Default.

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Bank as follows:

          Section 4.1 CORPORATE EXISTENCE AND POWER. The Borrower and its Subsidiaries are each corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (i) will not permanently preclude the Borrower or any Subsidiary from maintaining any action in any such jurisdiction even though such action arose in whole or in part during the period of such failure, and (ii) will not have a Material Adverse Effect. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.

          Section 4.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation,

Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower,
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature (other than those in favor of the Bank) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          Section 4.3 LEGAL AGREEMENTS. This Agreement and the other Loan Documents constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          Section 4.4 SUBSIDIARIES. Schedule 4.4 hereto is a complete and correct list of all present Subsidiaries and of the percentage of the ownership of the Borrower or any other Subsidiary in each as of the date of this Agreement. Except as otherwise indicated in that Schedule, all shares of each Subsidiary owned by the Borrower or by any such other Subsidiary are validly issued and fully paid and nonassessable.

           Section 4.5 FINANCIAL CONDITION. The Borrower has heretofore furnished to the Bank its audited financial statement as of December 31, 1997, and its unaudited interim financial statement as of March 31, 1998. Those financial statements fairly present the financial condition of the Borrower and its Subsidiaries on the dates thereof and the results of their operations and cash flows for the periods then ended, and were prepared in accordance with generally accepted accounting principles.

          Section 4.6 ADVERSE CHANGE. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower or any Subsidiary since the date of the latest financial statement referred to in Section 4.5.

          Section 4.7 LITIGATION. Except as set forth in Schedule 4.7, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or that Subsidiary, would have a Material Adverse Effect.

          Section 4.8 HAZARDOUS SUBSTANCES. To the best of the Borrower's knowledge after reasonable inquiry, neither the Borrower nor any Subsidiary nor any other Person has ever caused or permitted any Hazardous Substance to be disposed of in any manner which might result in any material liability to the Borrower or any Subsidiary on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest; and no such real property has ever been used (either by the Borrower, by any Subsidiary or by any other Person) as a dump site or permanent or temporary storage site for any Hazardous Substance.

          Section 4.9 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          Section 4.10 TAXES. The Borrower and its Subsidiaries have each paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by them. The Borrower and its Subsidiaries have each filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower are required to be filed, and the Borrower and its Subsidiaries have each paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due, other than taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or Subsidiary has provided adequate reserves in accordance with generally accepted accounting principles.

          Section 4.11 TITLES AND LIENS. The Borrower or one of its Subsidiaries has good title to each of the properties and assets reflected in the latest balance sheet referred to in Section 4.5 (other than any sold, as permitted by Section 6.6), free and clear of all Liens and encumbrances, except for Liens permitted by Section 6.1 and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower or such Subsidiary as presently conducted. No financing statement naming the Borrower or any Subsidiary as debtor is on file in any office except to perfect only Liens permitted by
Section 6.1.

          Section 4.12 ERISA. No Plan established or maintained by the Borrower, any Subsidiary or any ERISA Affiliate that is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in excess of $1,000,000 as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service in excess of such amount has been, or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred with respect to any Plan of the Borrower, any Subsidiary or any ERISA Affiliate. The Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

                                      ARTICLE V
                                AFFIRMATIVE COVENANTS

          So long as the Note shall remain unpaid, the Borrower will comply with the following requirements, unless the Bank shall otherwise consent in writing:

          Section 5.1  FINANCIAL STATEMENTS.  The Borrower will deliver to the
Bank:

          (a) As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower prepared on a consolidated basis with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Bank, which annual report shall include the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail and all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the annual financial statements referred to in Section 4.5, together with (A) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; (B) a copy of such accountants' management letter issued to the Borrower for such year; and (C) a statement of such accountants stating that they understand that the Bank is relying on such audit report.

          (b) As soon as available and in any event within 30 days after the end of each calendar month, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and related consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for such month and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in
     Section 4.5, and certified by the chief financial officer of the Borrower, subject to year-end audit adjustments.

          (c) Concurrent with the delivery of any financial statements under paragraph (a) or (b), a Compliance Certificate, duly executed by the chief financial officer of the Borrower.

          (d) Within 90 days after the end of each calendar year, the personal financial statement of each Individual Guarantor as at the end of such year, in such detail as the Bank may reasonably request; and, upon request of the Bank from time to time, copies of each Individual Guarantor's most recently filed federal personal income tax return, including all schedules and attachments thereto.

          (e) Not less than 30 days prior to the end of each fiscal year of the Borrower, projections for the Borrower's financial performance during the following fiscal year, including projections of income, cash flows, balance sheets and compliance with Financial Covenants, all presented on a month-by-month basis in such detail as the Bank may request and certified by the chief financial officer of the Borrower as being identical to the projections used by the Borrower for internal planning purposes.

          (f) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower or any Subsidiary shall have sent to its stockholders.

          (g) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange.

          (h) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary of the type described in
     Section 4.7 or which seek a monetary recovery against the Borrower or any Subsidiary in excess of $50,000.

          (i) As promptly as practicable (but in any event not later than five business days) after an officer of the Borrower or any Subsidiary obtains knowledge of the occurrence of any Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower or the appropriate Subsidiary of the steps being taken by the Borrower or the appropriate Subsidiary to cure the effect of such event.

          (j) Promptly upon becoming aware of any Reportable Event or any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor with respect thereto.

          (k) Promptly upon their receipt or filing, copies of (i) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate of the Pension Benefit Guaranty Corporation's intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (ii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

          (l) Upon request of the Bank, copies of the most recent annual report (Form 5500 Series), including any supporting schedules, filed by the Borrower, any

     Subsidiary or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan.

          (m) Such other information respecting the financial condition and results of operations of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

          Section 5.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will keep, and will cause each Subsidiary to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Bank, will give any representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours and as often as the Bank may reasonably request.

          Section 5.3 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the noncompliance with which would have a Material Adverse Effect.

          Section 5.4 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, when due,
(a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien or charge upon any properties of the Borrower or any Subsidiary; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with generally accepted accounting principles.

          Section 5.5 MAINTENANCE OF PROPERTIES. The Borrower will keep and maintain, and will cause each Subsidiary to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or the appropriate Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank as holder of the Note.

          Section 5.6 INSURANCE. The Borrower will, and will cause each Subsidiary to, obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates. All casualty insurance policies required hereunder shall include a standard lenders' loss payable clause in favor of the Bank to the extent of its interest. All liability policies required hereunder shall name the Bank as an additional insured.

          Section 5.7 PRESERVATION OF CORPORATE EXISTENCE. The Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises; provided, however, that neither the Borrower nor any Subsidiary shall be required to preserve any of its rights, privileges and franchises if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or the appropriate Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Bank as a holder of the Note.

          Section 5.8 DEPOSIT ACCOUNTS. The Borrower shall maintain all of its deposit accounts of any type (whether for working capital, payroll or other purposes, and whether held jointly or individually) with the Bank or one or more affiliates of the Bank.

          Section 5.9 SENIOR LEVERAGE RATIO. The Borrower will at all times maintain its Leverage Ratio, determined as at the end of each calendar month designated below, at not more than the amount set forth below opposite such month-end:

     MONTHS ENDING                                               RATIO
     -------------                                               -----
     On or before January 30, 1999                           3.00 to 1
     January 31, 1999 through July 30, 1999                  2.50 to 1
     July 31, 1999 through July 30, 2000                     2.00 to 1
     July 31, 2000 and thereafter                            1.50 to 1

          Section 5.10 DEBT SERVICE COVERAGE RATIO. The Borrower will at all times maintain its Debt Service Coverage Ratio, determined at the end of each calendar month, at not less than 1.15 to 1.

          Section 5.11 FIXED CHARGE COVERAGE RATIO. The Borrower will at all times maintain its Fixed Charge Coverage Ratio, determined at the end of each calendar month, at not less than 1.05 to 1.

          Section 5.12 OPERATING CASH FLOW. The Borrower shall maintain its Operating Cash Flow for each period of 12 calendar months, determined as of the end of each calendar month, in an amount not less than (i) with respect to each period of 12 calendar months ending on or before June 30, 1998, $2,200,000, (ii) with respect to each period of 12 calendar months ending thereafter, 90% of its Operating Cash Flow during the period of 12 calendar months ending one year prior to the date of determination.

          Section 5.13 KEY PERSON LIFE INSURANCE. The Borrower shall maintain insurance (the "Life Insurance Policies") upon the life of each of the Individual Guarantors, with the death benefit thereunder as to each such Individual Guarantor in an amount not less than the amount set forth below opposite that Individual Guarantor's name:

               Jeffrey R. Paletz                            $1,000,000
               Melvin Graf                                    $600,000
               Jack S. Kohler                                 $200,000

The right to receive the proceeds of the Life Insurance Policies shall be assigned to the Bank by the Life Insurance Assignments.

                                      ARTICLE VI
                                  NEGATIVE COVENANTS

          So long as the Note shall remain unpaid, the Borrower agrees that, without the prior written consent of the Bank:

          Section 6.1 LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of the Borrower or any Subsidiary to any right or claim of any other Person; excluding, however, from the operation of the foregoing:

          (a) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4.

          (b) Materialmen's, merchants', carriers' worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4.

          (c) Pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business.

          (d) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower or any Subsidiary or the value of such property for the purpose of such business.

          (e) Purchase money Liens (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon or in property acquired after the date hereof, or Liens existing in such property at the time of acquisition thereof, or, in the case of any corporation which thereafter becomes a Subsidiary, Liens upon or in its property, existing at the time such corporation becomes a Subsidiary, provided that:

          (i) no such Lien extends or shall extend to or cover any property of the Borrower or such Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon;

          (ii) the aggregate principal amount of all Debt of the Borrower and all Subsidiaries secured by all Liens described in this subsection shall not exceed $25,000 at any one time outstanding; and

         (iii) the aggregate principal amount of Debt secured by Liens described in this subsection (e) at the time of acquisition of the property subject thereto shall not exceed 80% of the cost of such property or of the then fair market value of such property as determined by the Board of Directors of the Borrower, whichever shall be less.

          (f) Liens created by any Subsidiary as security for Debt owing to the Borrower or to another Subsidiary.

          (g) Liens on any property of the Borrower or any Subsidiary (other than those described in subsection (e) and (f)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule
     6.1 hereto.

          (h)  Liens in favor of the Bank

          (i) Liens arising out of a judgment against the Borrower or any Subsidiary for the payment of money not exceeding $50,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured, but only so long as all such Liens are subordinate in all respect to all Liens in favor of the Bank.

          Section 6.2 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a)  Indebtedness to the Bank.

          (b) Indebtedness of the Borrower or any Subsidiary in existence on the date hereof and listed in Schedule 6.2 hereto, but not including any extensions or renewals thereof.

          (c) Indebtedness of a Subsidiary to the Borrower or another Subsidiary on account of borrowings, or indebtedness of the Borrower to a Subsidiary on account of borrowings from that Subsidiary.

          (d)  Subordinated Debt, or renewals thereof.

          (e) Purchase money indebtedness of the Borrower or any Subsidiary secured by Liens permitted by subsection 6.1(e).

          Section 6.3 GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) The endorsement of negotiable instruments by the Borrower or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business.

          (b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Schedule 6.3 hereto.

          Section 6.4 INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidence of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

          (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000.

          (b) Any existing investment by the Borrower or any other Subsidiary in the stock of any Subsidiary.

          (c) Loans and advances by a Subsidiary to the Borrower or another Subsidiary.

          (d) Travel advances to officers and employees of the Borrower or any Subsidiary in the ordinary course of business.

          (e) Advances in the form of progress payments, prepaid rent or security deposits.

          Section 6.5 DIVIDENDS. The Borrower will not declare or pay any dividend on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

          Section 6.6 SALE OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person other than in the ordinary course of business, except that a wholly-owned Subsidiary of the Borrower may sell, lease, or transfer all or a substantial part of its assets to the Borrower or another wholly-owned Subsidiary of the Borrower, and the Borrower or such other wholly-owned Subsidiary, as the case may be, may acquire all or substantially all of the assets of the Subsidiary so to be sold, leased or transferred to it.

          Section 6.7 RESTRICTIONS ON ISSUANCE AND SALE OF SUBSIDIARY STOCK. The Borrower will not:

          (a) permit any Subsidiary to issue or sell any shares of stock of any class of such Subsidiary to any other Person (other than the Borrower or a wholly-owned Subsidiary of the Borrower), except for the purpose of qualifying directors or of satisfying pre-emptive rights or of paying a common stock dividend on, or splitting, common stock of such Subsidiary; or

          (b) sell, transfer or otherwise dispose of any shares of stock of any class (except to a wholly-owned Subsidiary of the Borrower) of any Subsidiary or permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a wholly-owned Subsidiary of the Borrower or for the purpose of qualifying directors) any shares of stock of any class of any other Subsidiary.

          Section 6.8 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, make any loan or capital contribution to, or any other investment in, any Affiliate, or pay any dividend to any Affiliate, or make any other cash transfer to any Affiliate; provided, however, that so long as no Default or Event of Default has occurred and is continuing at the time thereof or would result therefrom, the foregoing shall not prohibit payments for telephone line access resold by CI to the Borrower so long as the price paid by the Borrower therefor does not exceed CI's actual out-of-pocket costs for such access, before inclusion of any profit margin.

          Section 6.9 CONSOLIDATION AND MERGER. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person; provided, however, that the restrictions contained in this Section shall not apply to or prevent the consolidation or merger of a Subsidiary with, or a conveyance or transfer of its assets to, the

Borrower (if the Borrower shall be the continuing or surviving corporation) or another then-existing wholly-owned Subsidiary of the Borrower.

          Section 6.10 SALE AND LEASEBACK. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or such Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 6.11 SUBORDINATED DEBT. The Borrower will not, and will not permit any Subsidiary to, (i) make any payment of, or acquire, any Subordinated Debt except as expressly permitted by the subordination provision thereof;
(ii) give security for all or any part of such Subordinated Debt; (iii) amend or cancel the subordination provisions of such Subordinated Debt; (iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof to the Note might be terminated, impaired or adversely affected; or
(v) omit to give the Bank prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable.

          Section 6.12 HAZARDOUS SUBSTANCES. The Borrower will not, and will not permit any Subsidiary to, cause or permit any Hazardous Substance to be disposed of, in any manner which might result in any material liability to the Borrower or any Subsidiary, on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest.

          Section 6.13 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, engage in any line of business materially different from that presently engaged in by the Borrower or such Subsidiary.

                                     ARTICLE VII
                        EVENTS OF DEFAULT, RIGHTS AND REMEDIES

          Section 7.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of any principal of or interest on the Note when it becomes due and payable.

          (b) Default in the payment of any fees required under Section 2.5 when the same become due and payable.

          (c) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in any Financial Covenant.

          (d) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after the Bank has given notice to the Borrower specifying such default or breach and requiring it to be remedied.

          (e) Any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect or misleading in any material respect when made.

          (f) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower (other than to the Bank) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; provided, however, that if such default shall be cured by the Borrower, or waived by the holders of such indebtedness, in each case prior to the commencement of any action under Section 7.2 and as may be permitted by such evidence of indebtedness, indenture or other instrument, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

          (g) An event of default shall occur under the Security Agreement or the Assignment of Deposit Accounts, or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement directly or indirectly securing any obligations of the Borrower hereunder or under the Note or any guaranty of such obligations.

          (h) Any Guarantor shall repudiate, purport to revoke, or fail to perform any obligation under that Guarantor's Guaranty.

          (i) Any Life Insurance Policy shall be terminated, by the Borrower or otherwise; or any Life Insurance Policy shall be scheduled to terminate within 30 days and the Borrower shall not have delivered a satisfactory renewal thereof to the Bank; or the Borrower shall fail to pay any premium on any Life Insurance Policy when due; or the Borrower shall take any other action that impairs the value of any Life Insurance Policy.

          (j) Default in the payment of any amount owed by the Borrower to the Bank other than hereunder or under the Note.

          (k) The Borrower or any Subsidiary shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Subsidiary, as the case may be, and such appointment shall continue undischarged for a period of 30 days; or the Borrower or any Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Subsidiary; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy.

          (l) A petition shall be filed by or against the Borrower, any Subsidiary or any Guarantor under the United States Bankruptcy Code naming the Borrower, Subsidiary or Guarantor as debtor.

          (m) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $25,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or the rendering against the Borrower of a money final judgment, decree or order for the payment of in excess of $200,000, regardless of the period for which such judgment, decree or order remains outstanding.

          (n) A writ of attachment, garnishment, levy or similar process seeking a recovery of $50,000 or more shall be issued against or served upon the Bank with respect to (i) any property of the Borrower, any Subsidiary or any Guarantor in the possession of the Bank, or (ii) any indebtedness of the Bank to the Borrower, any Subsidiary or any Guarantor.

          (o) Any Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or withdrawal liability shall have been asserted against the Borrower, any Subsidiary or any ERISA Affiliate by a Multiemployer Plan; or the Borrower, any Subsidiary or any ERISA Affiliate shall have incurred liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or Plan participants in excess of $1,000,000 with respect to any Plan; or any Reportable Event that the Bank may determine in good faith might constitute grounds for the termination of any Plan, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, shall have occurred and be continuing
     30 days after written notice to such effect shall have been given to the Borrower by the Bank.

          (p) Any law, regulation or order of any federal, state or local governmental body or agency or any court shall be modified, issued, vacated or rescinded, and the Bank shall determine in good faith that such modification, issuance, vacation or rescission (i) will have a Material Adverse Effect, and (ii) either (A) impairs the prospect of due and punctual payment of any or all of the Borrower's indebtedness to the Bank, or (B) substantially increases the likelihood that a Default or Event of Default will occur; or any license, franchise or agreement permitting, or otherwise necessary to, the operation of the business of the Borrower as presently conducted shall be suspended or revoked or shall fail to be renewed upon expiration.

          Section 7.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Bank, the Bank may exercise any or all of the following rights and remedies:

          (a) The Bank may, by notice to the Borrower, declare the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

          (b) The Bank may, without notice to the Borrower and without further action, apply any and all money owing by the Bank to the Borrower to the payment of the Note then outstanding, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder.

          (c) The Bank may exercise and enforce its rights and remedies under the Security Agreement, the Assignment of Deposit Accounts, and/or the Life Insurance Assignments.

          (d) The Bank may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(l) or 7.1(n) hereof, the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

                                     ARTICLE VIII
                                    MISCELLANEOUS

          Section 8.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall the Bank's acceptance of payments while any Default or Event of Default is outstanding operate as a waiver of such Default or Event of Default, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 8.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 8.3 NOTICE. Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) sent by Federal Express or similar expedited delivery service, or (iv) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth by its signature below, or, if telecopied, transmitted to that party at its telecopier number set forth by its signature below; or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally or by mail, (ii) the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iii) the date of transmission if delivered by telecopy, except that notices or requests to the Bank pursuant to any of the provisions of Article II shall not be effective until received.

          Section 8.4 PARTICIPATIONS. The Bank may grant participations in the Note to any institutional investor without the consent of the Borrower. The Borrower shall assist the Bank in granting any such participations.

          Section 8.5 DISCLOSURE OF INFORMATION. The Borrower authorizes the Bank to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in the Bank's possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to the Bank by the Borrower in connection with the Bank's credit evaluation of the Borrower before entering into this Agreement.

          Section 8.6 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the negotiation, preparation, execution, administration, amendment or enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, whether paid to outside counsel or allocated to the Bank by in-house counsel.

          Section 8.7 INDEMNIFICATION BY BORROWER. The Borrower hereby agrees to indemnify the Bank and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with or arising out of the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the use of the proceeds of the Advance (including but not limited to any such loss, claim, damage, expense or liability arising out of any claim in which it is alleged that any Environmental Law has been breached with respect to any activity or property of the Borrower), except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section shall survive any termination of this Agreement.

          Section 8.8 EXECUTION IN COUNTERPARTS. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or such other Loan Document, as the case may be, taken together, shall constitute but one and the same instrument.

          Section 8.9 BINDING EFFECT, ASSIGNMENT. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Bank.

          Section 8.10 GOVERNING LAW. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

          Section 8.11 CONSENT TO JURISDICTION. The Borrower irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any other Loan Document may be brought in a court of record in Hennepin County in the State of

Minnesota or in the Courts of the United States located in such State, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

           SECTION 8.12 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE NOTE OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

          Section 8.13 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          Section 8.14 PRIOR AGREEMENTS. This Agreement and the other Loan Documents and related documents described herein restate and supersede in their entirety any and all prior agreements and understandings, oral or written, between the Bank and the Borrower.

          Section 8.15 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Address:                               CHOICETEL COMMUNICATIONS, INC.
9724 10th Avenue North
Plymouth, Minnesota 55441
Attention: Jack S. Kohler
Telecopier: 612-544-1281
                                       By /s/ Jack S. Kohler
                                         ---------------------------------
                                         Jack S. Kohler
                                         Its Vice President and Chief Financial
                                           Officer

Address:                                    NORWEST BANK MINNESOTA,
Sixth Street and Marquette Avenue           NATIONAL ASSOCIATION
Minneapolis, Minnesota 55479-0058
Attention: Communications Finance Division
Telecopier: 612-667-0505
                                            By /s/ Jeff Roseland
                                               ---------------------------------
                                               Jeff Roseland
                                               Its Vice President

                                EXHIBITS AND SCHEDULES
     Exhibit A      Note

     Exhibit B      Form of Compliance Certificate

              ----------------------------

     Schedule 4.4             Subsidiaries

     Schedule 4.7             Litigation

     Schedule 6.1             Permitted Liens

     Schedule 6.2             Permitted Indebtedness

     Schedule 6.3             Permitted Guaranties

                                                                     EXHIBIT A

                                  PROMISSORY NOTE

$3,800,000                                              Minneapolis, Minnesota
                                                                 June 30, 1998


          For value received, ChoiceTel Communications, Inc., a Minnesota corporation (the "Borrower"), promises to pay to the order of Norwest Bank Minnesota, National Association, a national banking association (the "Bank"), at its main office in Minneapolis, Minnesota, or at such other place as the holder hereof may hereafter from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Eight Hundred Thousand Dollars ($3,800,000), and to pay interest on the principal balance of this Note outstanding from time to time at the rate or rates determined pursuant to the Credit Agreement of even date herewith between the Borrower and the Bank (together with all amendments, modifications and restatements thereof, the "Credit Agreement").

          This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides (among other things) for the amount and date of payments of principal and interest required hereunder, for the acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined therein) and for the voluntary and mandatory prepayment hereof. This Note is the "Note," as defined in the Credit Agreement.

          The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                                 CHOICETEL COMMUNICATIONS, INC.


                                 By /s/ Jack Kohler
                                    -------------------------------------------
                                 Its Vice President and Chief Financial Officer
                                     ------------------------------------------

                                                                     EXHIBIT B

                                COMPLIANCE CERTIFICATE

                                                               _________, ____


Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0058


Ladies and Gentlemen:

          Reference is made to the Credit Agreement (the "Credit Agreement") dated June 30, 1998 entered into between Norwest Bank Minnesota, National Association and ChoiceTel Communications, Inc. (the "Borrower").

          All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

          This is a Compliance Certificate submitted in connection with the Borrower's financial statements (the "Statements") as of _________, ____ (the "Effective Date").

          I hereby certify to you as follows:

     1. I am the _________________________ of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower.

     2. The Statements, and the computations below, have been prepared in accordance with generally accepted accounting principles applied on a basis that is consistent with the accounting practices reflected in the annual financial statements of the Borrower previously delivered to you.

     3. The following computations set forth the Borrower's compliance or non-compliance with the requirements set forth in Sections 5.9, 5.10, 5.11, and 5.12 of the Credit Agreement as of the Effective Date:

                                       ACTUAL              REQUIRED
                                       ------              --------
SECTION 5.9 SENIOR LEVERAGE RATIO
Norwest Senior Debt                    $__________
Other Senior Debt                      $__________
Total Senior Debt                      $__________



After-tax net income                   $___________
+Depreciation and Amortization         $___________
+Interest Expense                      $___________
+Operating Cash Flow Adjustments                                          MAXIMUM PERMITTED
  (per 6/30/98 letter)                 $___________                       3.00x before 12/31/99
+/-Non-operating,Extraordinary  &                                         2.50x beginning 12/31/99
  Non-Cash Expenses/Income             $___________                       2.00x beginning 7/31/98
=Operating Cash Flow                   $___________                       1.50x beginning 7/31/00
Senior Debt:Operating Cash Flow                            ___________
SECTION 5.10 DEBT SERVICE COVERAGE RATIO
Operating Cash Flow                    $__________
                                                                          MINIMUM PERMITTED
Total Debt Service Requirements        $__________                        1.15x at all times
Operating Cash Flow:Debt Service Requirements              ___________
SECTION 5.11 FIXED CHARGE COVERAGE
RATIO
Operating Cash Flow                    $__________
                                                                          MINIMUM PERMITTED
Fixed Charges                          $__________                        1.05x at all times
Operating Cash Flow:Fixed Charges                          ___________
SECTION 5.12 OPERATING CASH FLOW
Operating Cash Flow (current)          $__________
                                                                          MINIMUM PERMITTED
Operating Cash Flow (last year)        $__________                        through 6/30/99 - $2,200,000
                                                                          after 6/30/99 - 90%
Operating Cash Flow (current:last year)                    ___________
(through 6/30/98 only measure current OCF)


Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of, the financial covenants referred to above.

4. I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement, except as set forth in the attachments, if any, hereto.

                                       Very truly yours,

                                       CHOICETEL COMMUNICATIONS, INC.


                                       By
                                          Its
                                             -----------------------------